UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 6, 2024

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1033 George Hanosh Boulevard

Grants, NM 87020

(Address of principal executive offices and zip code)

(833) 658-1799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosures regarding arrangements with Executive Officers set forth in Item 5.02 below are incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board of Directors

On March 6, 2024, Sean Deson was appointed to the Board of Directors (the “Board”) of Bright Green Corporation, a Delaware corporation (the “Company”), effective immediately. In connection with Mr. Deson’s appointment to the Board, Mr. Deson was also appointed as a member of each of the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee of the Board.

Mr. Deson, age 60, has been a partner at Harrison Co. since January 2020, and the Senior Managing Director of Deson & Co. since March 2000. Prior to that, Mr. Deson was a Senior Vice President at Donaldson, Lufkin & Jenrette (DLJ). Mr. Deson has completed in excess of $12 billion in transactions as an Investment Banker and Private Equity professional. Mr. Deson has and continues to serve on a number of public and private company Boards. Mr. Deson holds a BS in Computer Technology and an MBA from the University of Michigan, and an MS in Accounting from Purdue University.

There are no arrangements or understandings between Mr. Deson and any other persons pursuant to which he was appointed to the Board. There are no family relationships between Mr. Deson and the directors, nor between Mr. Deson and any executive officer, of the Company.

On March 6, 2024, Dr. Alfie Morgan, a member of the Board, submitted his resignation as a director, effective March 6, 2024. Dr. Morgan’s resignation was not a result of any disagreement with the Company, the Board, or any committees of the Board, or on any matter relating to the Company’s operations, policies or practices.

Arrangements with Executive Officers

On March 7, 2024, the Company entered into a scope of work agreement with Titan Advisory Services, LLC, a limited liability company controlled by Saleem Elmasri, Chief Financial Officer of the Company, through which Mr. Elmasri provides services to the Company (the “CFO Agreement”). The CFO Agreement is effective as of March 1, 2024. Pursuant to the CFO Agreement, Mr. Elmasri shall continue to act as Chief Financial Officer of the Company through February 28, 2025, and provides Mr. Elmasri with a $20,000 monthly cash fee, and 600,000 restricted stock units (the “Elmasri RSUs”). The Elmasri RSUs were issued at the Fair Market Value (as defined in the Company’s 2022 Omnibus Equity Compensation Plan) on March 7, 2024 and the Elmasri RSUs shall vest in equal monthly installments over a period of one year beginning one month from the date of grant.

The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Scope of Work between Bright Green Corporation and Titan Advisory Services LLC, dated March 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2024	Bright Green Corporation

	By:	/s/ Gurvinder Singh
Gurvinder Singh
Chief Executive Officer